Exhibit 16.1

Letterhead of S. W. Hatfield, CPA

July 24, 2007

U. S. Securities and Exchange Commission
100 F Street, NE
 Washington, DC 20549-2001

Gentlemen:

On July 24, 2007, this Firm received a draft copy of a Form 8-K to be filed by BTHC VII, Inc. (Company) (SEC File #0-52123, CIK #1368147) reporting an Item 4.01 - Change in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures provided to us.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas

Letterhead of S. W. Hatfield, CPA

July 24, 2007

Board of Directors
BTHC VII, Inc.
Suite 2600
125 South Wacker Drive
Chicago IL 60606

RE: SEC File #: 0-52123
       CIK #1368147

Gentlemen:

On July 24, 2007, the registered independent certified public accounting firm of S. W. Hatfield, CPA received draft copy of a proposed filing of a Current Report on Form 8-K disclosing an Item 4.01 - Change in Registrant’s Certifying Accountant for BTHC VII, Inc. (SEC File #0-52123, CIK #1368147) (Company) and our dismissal as auditors for the Company.

Accordingly, we acknowledge our termination as the auditor of record for BTHC VII, Inc., effective immediately.

Further, by copy of this letter to the U. S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between BTHC VII, Inc. (SEC File #0-52123, CIK #1368147) has ceased.

Yours truly,
S. W. HATFIELD, CPA

/s/ Scott W. Hatfield

Scott W. Hatfield, CPA

SWH/

cc:       Office of the Chief Accountant
            SECPS Letter File
            Securities and Exchange Commission
            Mail Stop 9-5
            100 F Street, NW
            Washington, DC 20549-2001